Government of Puerto Rico

CERTIFICATE OF AMENDMENT

I, **Elmer L. Roman, Secretary of State** of the Government of Puerto Rico,

CERTIFY: That on **May 15, 2020**, at **04:55 PM**, **"MCIG INC."**, registry number **443241**, performed the following transaction:

Name Change

Previous	Actual
MCIG INC.	**BOTS, INC.**

IN WITNESS WHEREOF, the undersigned by virtue of the authority vested by law, hereby issues this certificate and affixes the Great Seal of the Government of Puerto Rico, in the City of San Juan, Puerto Rico, today, **May 15, 2020.**

Elmer L. Roman
Secretary of State